EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SANDISK ANNOUNCES SECOND QUARTER 2014 RESULTS

Delivers Record Second Quarter Revenue, Gross Margin and Net Income

MILPITAS, Calif., Jul 16, 2014 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the second quarter ended June 29, 2014. Second quarter revenue of $1.63 billion increased 11 percent on a year-over-year basis and increased 8 percent sequentially.

On a GAAP(1) basis, second quarter net income was $274 million, or $1.14 per share, compared to net income of $262 million, or $1.06 per share, in the second quarter of fiscal 2013 and $269 million, or $1.14 per share, in the first quarter of fiscal 2014.

On a non-GAAP(2)(3) basis, second quarter net income was $329 million, or $1.41 per share, compared to net income of $299 million, or $1.22 per share, in the second quarter of fiscal 2013 and net income of $330 million, or $1.44 per share, in the first quarter of fiscal 2014. For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We are pleased to deliver record second quarter revenue in both enterprise and client SSDs, as well as retail products,” said Sanjay Mehrotra, president and chief executive officer of SanDisk. “SSD solutions comprised 29 percent of our second quarter revenue, compared to 16 percent in the year ago quarter, demonstrating strong progress in driving our strategic priorities. Our results position us well to deliver another record year in 2014.”

KEY FINANCIAL METRICS

Metric	GAAP (1)			Non-GAAP (2)
in millions, except percentages and per share amounts	Q2’14	Q2’13	Q1’14	Q2’14	Q2’13	Q1’14
Revenue	$1,634	$1,476	$1,512	$1,634	$1,476	$1,512
Gross profit	$760	$677	$751	$783	$689	$774
percent of revenue	46%	46%	50%	48%	47%	51%
Operating income	$417	$393	$425	$472	$429	$476
percent of revenue	25%	27%	28%	29%	29%	32%
EPS (3)	$1.14	$1.06	$1.14	$1.41	$1.22	$1.44

OTHER HIGHLIGHTS

•
In June, SanDisk announced the planned acquisition of Fusion-io (NYSE: FIO), a leading developer of flash-based PCIe hardware and software solutions for approximately $1.1 billion, net of cash assumed.

•	During the second quarter, SanDisk introduced innovative products in three product categories:

◦	Within enterprise SSDs, SanDisk introduced the following new products:

▪	Optimus MAX™ SAS SSD, the industry’s first 4-terabyte SAS SSD

▪
Lightning Ultra™ Gen. II 12Gb/s SAS high-endurance SSD capable of up to 25 full drive writes per day (DWPD), along with Lightning Ascend™ Gen. II and Lightning Eco™ Gen. II, designed for mixed-use and read-intensive applications

◦	In client SSDs, SanDisk Extreme PRO®, a high-performance client SSD with up to 1-terabyte of capacity and the industry’s first 10-year warranty

◦	In mobile, iNAND™ Standard™, an embedded flash drive solution for entry-level tablets and smartphones in China and other high-growth markets

•
In April, SanDisk announced 15-nanometer 1Z technology, the most advanced NAND flash process node in the world on both two bits-per-cell (X2) and three bits-per-cell (X3) NAND flash memory architectures, with production planned to ramp in the second half of 2014.

•	SanDisk announced today its third quarter 2014 dividend of $0.30 per share of common stock, payable on August 25, 2014 to shareholders of record as of the close of business on August 4, 2014.

CONFERENCE CALL
SanDisk’s second quarter of fiscal 2014 conference call is scheduled for 2:00 P.M., Pacific Daylight Time, Wednesday, July 16, 2014. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 913-312-1514 and the dial-in password is 9530920. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2014 SanDisk Corporation. All rights reserved. SanDisk and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

This news release contains certain forward-looking statements, including those regarding our business prospects, market growth, our intended financial and strategic plans, our continued focus on our strategic priorities and our ability to execute on those priorities, our anticipated momentum for a record year in 2014, technology and product introductions and wafer production, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•
excess or mismatched captive memory output or capacity, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output or capacity, resulting in lost revenue and growth opportunities;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors;

•	our 1Z nanometer process technology, our X2 and X3 NAND memory architectures or our solutions utilizing these new technologies may not be available when we expect; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2014.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with our convertible debt and related tax adjustments.

(3)	Non-GAAP shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108
michael.diamond@sandisk.com

# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Revenue	$1,634,011	$1,476,263	$3,145,956	$2,816,992

Cost of revenue	854,640	789,614	1,595,679	1,588,997
Amortization of acquisition-related intangible assets	19,721	9,830	39,337	19,660
Total cost of revenue	874,361	799,444	1,635,016	1,608,657
Gross profit	759,650	676,819	1,510,940	1,208,335
Operating expenses:
Research and development	204,030	172,041	402,859	343,166
Sales and marketing	83,398	63,601	160,370	122,728
General and administrative	54,085	46,877	102,754	91,981
Amortization of acquisition-related intangible assets	1,481	1,742	3,127	4,111
Total operating expenses	342,994	284,261	669,110	561,986
Operating income	416,656	392,558	841,830	646,349
Other income (expense), net	(13,579)	(9,101)	(29,214)	(28,998)
Income before income taxes	403,077	383,457	812,616	617,351
Provision for income taxes	129,131	121,668	269,722	189,333
Net income	$273,946	$261,789	$542,894	$428,018
Net income per share:
Basic	$1.21	$1.08	$2.41	$1.77
Diluted	$1.14	$1.06	$2.28	$1.74
Shares used in computing net income per share:
Basic	225,544	241,519	225,694	242,019
Diluted	240,756	245,815	238,463	245,569

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
SUMMARY RECONCILIATION OF NET INCOME:
GAAP NET INCOME	$273,946	$261,789	$542,894	$428,018
Share-based compensation (a)	34,449	24,661	64,479	46,395
Amortization of acquisition-related intangible assets (b)	21,202	11,572	42,464	23,771
Convertible debt interest (c)	21,125	16,766	42,089	40,343
Income tax adjustments (d)	(22,023)	(15,816)	(33,197)	(32,658)
NON-GAAP NET INCOME	$328,699	$298,972	$658,729	$505,869

GAAP COST OF REVENUE	$874,361	$799,444	$1,635,016	$1,608,657
Share-based compensation (a)	(3,507)	(2,447)	(6,117)	(4,164)
Amortization of acquisition-related intangible assets (b)	(19,721)	(9,830)	(39,337)	(19,660)
NON-GAAP COST OF REVENUE	$851,133	$787,167	$1,589,562	$1,584,833

GAAP GROSS PROFIT	$759,650	$676,819	$1,510,940	$1,208,335
Share-based compensation (a)	3,507	2,447	6,117	4,164
Amortization of acquisition-related intangible assets (b)	19,721	9,830	39,337	19,660
NON-GAAP GROSS PROFIT	$782,878	$689,096	$1,556,394	$1,232,159

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$204,030	$172,041	$402,859	$343,166
Share-based compensation (a)	(17,500)	(12,704)	(33,175)	(24,344)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$186,530	$159,337	$369,684	$318,822

GAAP SALES AND MARKETING EXPENSES	$83,398	$63,601	$160,370	$122,728
Share-based compensation (a)	(7,204)	(4,701)	(13,461)	(8,572)
NON-GAAP SALES AND MARKETING EXPENSES	$76,194	$58,900	$146,909	$114,156

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$54,085	$46,877	$102,754	$91,981
Share-based compensation (a)	(6,238)	(4,809)	(11,726)	(9,315)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$47,847	$42,068	$91,028	$82,666

GAAP TOTAL OPERATING EXPENSES	$342,994	$284,261	$669,110	$561,986
Share-based compensation (a)	(30,942)	(22,214)	(58,362)	(42,231)
Amortization of acquisition-related intangible assets (b)	(1,481)	(1,742)	(3,127)	(4,111)
NON-GAAP TOTAL OPERATING EXPENSES	$310,571	$260,305	$607,621	$515,644

GAAP OPERATING INCOME	$416,656	$392,558	$841,830	$646,349
Cost of revenue adjustments (a) (b)	23,228	12,277	45,454	23,824
Operating expense adjustments (a) (b)	32,423	23,956	61,489	46,342
NON-GAAP OPERATING INCOME	$472,307	$428,791	$948,773	$716,515

GAAP OTHER INCOME (EXPENSE), NET	$(13,579)	$(9,101)	$(29,214)	$(28,998)
Convertible debt interest (c)	21,125	16,766	42,089	40,343
NON-GAAP OTHER INCOME (EXPENSE), NET	$7,546	$7,665	$12,875	$11,345

GAAP NET INCOME	$273,946	$261,789	$542,894	$428,018
Cost of revenue adjustments (a) (b)	23,228	12,277	45,454	23,824
Operating expense adjustments (a) (b)	32,423	23,956	61,489	46,342
Other income (expense) adjustments (c)	21,125	16,766	42,089	40,343
Income tax adjustments (d)	(22,023)	(15,816)	(33,197)	(32,658)
NON-GAAP NET INCOME	$328,699	$298,972	$658,729	$505,869

Diluted net income per share:
GAAP	$1.14	$1.06	$2.28	$1.74
Non-GAAP	$1.41	$1.22	$2.84	$2.06
Shares used in computing diluted net income per share:
GAAP	240,756	245,815	238,463	245,569
Non-GAAP (e)	232,808	244,586	231,570	245,300

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
SUMMARY RECONCILIATION OF DILUTED SHARES:
GAAP	240,756	245,815	238,463	245,569
Adjustments for share-based compensation	336	334	266	198
Offsetting shares from call option	(8,284)	(1,563)	(7,159)	(467)
Non-GAAP (e)	232,808	244,586	231,570	245,300

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012 and SMART Storage Systems in August 2013, non-cash economic interest expense associated with the convertible debt and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares include the impact of the call option which, when exercised, will offset the issuance of dilutive shares from the 1.5% Sr. Convertible Notes due 2017, while the GAAP diluted shares exclude the anti-dilutive impact of this call option. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of acquisition-related intangible assets, share-based compensation, non-cash economic interest expense associated with the convertible debt and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships and trademarks related to the acquisitions of Pliant Technology, Inc. (May 2011), FlashSoft Corporation (February 2012), Schooner Information Technology, Inc. (June 2012) and SMART Storage Systems (August 2013).

(c)
Incremental interest expense relating to the non-cash economic interest expense associated with the 1% Sr. Convertible Notes due 2013, 1.5% Sr. Convertible Notes due 2017, and 0.5% Sr. Convertible Notes due 2020.

(d)
Income taxes associated with certain non-GAAP to GAAP adjustments, and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in our non-GAAP tax rate.

(e)	Non-GAAP diluted shares include the impact of offsetting shares from the call option related to the 1.5% Sr. Convertible Notes due 2017 and the impact of share-based compensation.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 29, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$885,115	$986,246
Short-term marketable securities	1,794,356	1,919,611
Accounts receivable, net	759,967	682,809
Inventory	751,683	756,975
Deferred taxes	145,640	138,192
Other current assets	277,951	166,885
Total current assets	4,614,712	4,650,718
Long-term marketable securities	3,569,453	3,179,471
Property and equipment, net	650,223	655,794
Notes receivable and investments in Flash Ventures	1,174,998	1,134,620
Deferred taxes	112,366	134,669
Goodwill	317,930	318,111
Intangible assets, net	194,543	247,904
Other non-current assets	95,474	167,430
Total assets	$10,729,699	$10,488,717

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$329,899	$282,582
Accounts payable to related parties	151,244	146,964
Convertible short-term debt (1)	850,874	—
Other current accrued liabilities	354,657	509,732
Deferred income on shipments to distributors and retailers and deferred revenue	270,109	291,302
Total current liabilities	1,956,783	1,230,580
Convertible long-term debt	1,177,273	1,985,363
Non-current liabilities	295,737	307,083
Total liabilities	3,429,793	3,523,026

Convertible short-term debt conversion obligation (1)	149,126	—

Stockholders’ equity:
Common stock	5,189,183	5,040,242
Retained earnings	1,971,784	2,004,089
Accumulated other comprehensive loss	(7,992)	(76,459)
Total stockholders’ equity	7,152,975	6,967,872
Non-controlling interests	(2,195)	(2,181)
Total equity	7,150,780	6,965,691
Total liabilities, convertible short-term debt conversion obligation and equity	$10,729,699	$10,488,717

(1)
The 1.5% Sr. Convertible Notes due 2017 are convertible through September 30, 2014 as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture for at least 20 trading days during the 30 consecutive trading days ended June 30, 2014. Accordingly, the carrying value of the notes is reported as short-term debt as of June 29, 2014 and will remain so while the notes are convertible. The convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$273,946	$261,789	$542,894	$428,018
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	641	12,343	7,592	65,494
Depreciation	61,364	55,195	121,453	108,212
Amortization	72,996	56,095	145,594	121,246
Provision for doubtful accounts	388	1,339	(159)	1,142
Share-based compensation expense	34,449	24,661	64,479	46,395
Excess tax benefit from share-based plans	(10,552)	(7,211)	(28,012)	(15,661)
Impairment and other	—	(2,343)	—	(5,516)
Other non-operating	(312)	(496)	708	(360)
Changes in operating assets and liabilities:
Accounts receivable, net	(163,687)	(197,936)	(76,998)	(11,210)
Inventory	48,562	10,731	6,445	27,507
Other assets	(55,066)	41,729	(519)	21,573
Accounts payable trade	49,795	12,472	13,249	15,370
Accounts payable to related parties	(9,292)	(8,886)	4,280	(46,787)
Other liabilities	(62,372)	131,311	(178,067)	109,021
Total adjustments	(33,086)	129,004	80,045	436,426
Net cash provided by operating activities	240,860	390,793	622,939	864,444
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(1,511,635)	(846,740)	(2,778,534)	(1,997,087)
Proceeds from sales of short and long-term marketable securities	1,078,061	1,334,305	2,093,666	1,847,659
Proceeds from maturities of short and long-term marketable securities	249,875	213,700	379,495	506,905
Acquisition of property and equipment, net	(44,149)	(71,497)	(78,666)	(119,849)
Investment in Flash Ventures	(24,296)	—	(24,296)	—
Notes receivable issuances to Flash Ventures	(63,607)	—	(87,959)	—
Notes receivable proceeds from Flash Ventures	87,952	19,802	112,304	73,388
Purchased technology and other assets	(684)	(3,671)	(1,553)	(3,908)
Acquisitions, net of cash acquired	—	—	2,368	(142)
Net cash provided by (used in) investing activities	(228,483)	645,899	(383,175)	306,966
Cash flows from financing activities:
Repayment of debt financing	—	(928,061)	—	(928,061)
Distribution to non-controlling interests	—	—	—	(87)
Proceeds from employee stock programs	51,682	69,941	103,564	163,016
Excess tax benefit from share-based plans	10,552	7,211	28,012	15,661
Dividends paid	(50,838)	—	(102,398)	—
Share repurchases (1)	(256,996)	(280,373)	(371,448)	(369,994)
Net cash used in financing activities	(245,600)	(1,131,282)	(342,270)	(1,119,465)
Effect of changes in foreign currency exchange rates on cash	1,400	611	1,375	6,716
Net increase (decrease) in cash and cash equivalents	(231,823)	(93,979)	(101,131)	58,661
Cash and cash equivalents at beginning of period	1,116,938	1,148,110	986,246	995,470
Cash and cash equivalents at end of period	$885,115	$1,054,131	$885,115	$1,054,131

(1)	Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.